Exhibit 99:
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Item 1.
Represents shares purchased by Gazit (1995), Inc. (“Gazit 1995”) pursuant to a Rule 10b5-1 trading plan adopted in November 2007.  Gazit 1995 is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”).  Gazit 1995 is wholly-owned subsidiary of MGN (USA) Inc. (“MGN (USA)”), a wholly-owned subsidiary of Gazit-Globe, Ltd. (“Gazit-Globe”).  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

The securities reported as beneficially owned by Mr. Katzman include:

(a)
1,263,197 shares held of record by Gazit-Globe, which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(b)
5,668,207 shares held of record by Ficus, Inc. (“Ficus”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Ficus is also a wholly-owned subsidiary of First Capital Realty Inc.  (“First Capital”), an Ontario corporation, and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(c)
8,315,363 shares held of record by Silver Maple (2001), Inc. (“Silver Maple”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Silver Maple is also a wholly-owned subsidiary of First Capital and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Silver Maple and Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(d)	6,118,645 shares held of record by MGN (USA), a wholly-owned subsidiary of Gazit-Globe and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.

(e)	5,283,829 shares held of record by MGN America, Inc., a wholly-owned subsidiary of MGN (USA) and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.

(f)
8,746,555 shares of record held by Gazit 1995, a wholly-owned subsidiary of MGN (USA) and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act (including the 500 shares reported herein).

(g)	54,635 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters.

(h)	681,567 other shares held directly and indirectly by Mr. Katzman, including the shares reported herein.